UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

725 N. Hwy A1A, Suite C-106 Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Agreement

See Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2021, the Board of Directors (the “Board”) of Jupiter Wellness, Inc. (the “Company”) appointed Mr. Ryan T. Allison the Vice President of Business Development of the Company.

Mr. Allison has been a management consultant since 2018 operating his own business. Prior to that, Mr. Allison was a senior partner at Interprise Partners, LLC (“Interprise”) from 2016 to 2018. Interprise is a middle market investment and management group. From 2013 to 2016, Mr. Allison was the chief executive officer of Strategy Associates, a professional services firm specializing in large-scale enterprise technology adoption, purchasing guidance and business strategy development and implementation. Mr. Allison founded Strategy Associates in 2013. Mr. Allison received his B.S. in computer science from The College of New Jersey. He also completed a masters program while a scholar in residence at Oxford University, Mansfield College. Mr. Allison received his MBA from George Mason University.

In connection with his appointment as Vice President of Business Development, Mr. Allison entered into an employment agreement (the “Employment Agreement”) with the Company pursuant to which he shall receive a base salary, payable bi-weekly, at an annualized rate of One Hundred Eighty Thousand Dollars ($180,000).

Pursuant to the Employment Agreement, Mr. Allison shall also be entitled to a bonus of 3% of any net revenues. Such bonus shall be paid, at the election of Mr. Allison, in cash or shares of the Company’s common stock (calculated at the fair market value of such shares as determined by the Board). Cash bonuses will be paid quarterly.

Additionally, pursuant to the Employment Agreement, Mr. Allison shall receive 100,000 stock options with market strike prices that are issued in four (4) tranches. The first 25% shall be offered immediately and the remainder will vest quarterly.

A copy of the Employment Agreement is attached hereto and incorporated herein by reference in its entirety as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure

On February 3, 2021, the Company issued the attached press release. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1 99.1	Employment Agreement dated as of January 20, 2021 Press release dated February 3, 2021

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2021

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Brian John
Chief Executive Officer

2